SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

|_|   Preliminary proxy statement

|X|   Definitive proxy statement

|_|   Definitive additional materials

|_|   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           BURLINGTON INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            George W. Henderson, III
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

|X|   $0.00 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-6(j)(2).

|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transactions applies:

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      (2)   Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

--------------------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials

--------------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------

      (1)   Amount previously paid:

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      (2)   Form, schedule or registration statement no.:

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      (3)   Filing party:

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      (4)   Date filed:

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

[Graphic-Logo]



                          BURLINGTON INDUSTRIES, INC.
                           3330 West Friendly Avenue
                        Greensboro, North Carolina 27410

                                                              December 18, 1998


Dear Stockholder:

     We cordially invite you to attend your Company's 1999 Annual Meeting of Stockholders on Thursday, February 4, 1999. The meeting will be held at Corporate Headquarters in Greensboro, North Carolina and will begin at 9:30 a.m.

     The formal notice of meeting, proxy statement and form of proxy accompany this letter and describe in detail the matters to be acted upon at the meeting.


     As a stockholder, your vote is important. We urge you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

     On behalf of your Board of Directors, thank you for your continued support and interest in Burlington Industries, Inc.


                                  Sincerely,


                                  /s/ George W. Henderson, III

                                  George W. Henderson, III
                                  Chairman of the Board and
                                  Chief Executive Officer

<GRAPHIC OMITTED>

                          BURLINGTON INDUSTRIES, INC.
                           3330 West Friendly Avenue
                        Greensboro, North Carolina 27410

                -----------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          to be held February 4, 1999
                -----------------------------------------------

                                                              December 18, 1998

To the Holders of Common Stock of
 BURLINGTON INDUSTRIES, INC.

     The 1999 Annual Meeting of Stockholders of Burlington Industries, Inc. will be held at the principal executive offices of the Corporation, 3330 West Friendly Avenue, Greensboro, North Carolina on Thursday, February 4, 1999, at 9:30 a.m. for the following purposes:

    1. To elect three Class I Directors to serve for a three-year term and until the election and qualification of their respective successors;

    2. To consider and act upon the approval of the Burlington Industries, Inc. 1998 Equity Incentive Plan;

    3. To consider and act upon the selection of independent public accountants to audit the books and accounts of the Corporation for the 1999 fiscal year; and

    4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Only the holders of record of Common Stock of the Corporation as of the close of business on December 7, 1998, will be entitled to notice of and to vote at the meeting.


                                      By Order of the Board of Directors,

                                      /s/ Alice Washington Grogan

                                      Alice Washington Grogan
                                      Corporate Secretary

                       IMPORTANT--YOUR PROXY IS ENCLOSED

     Stockholders are requested to complete, sign, date and promptly return the enclosed Proxy in the envelope provided. No postage is required for mailing in the United States.

                          BURLINGTON INDUSTRIES, INC.

                           3330 West Friendly Avenue
                       Greensboro, North Carolina 27410
                       --------------------------------
                                PROXY STATEMENT
                       --------------------------------
               Annual Meeting of Stockholders, February 4, 1999

     The enclosed Proxy is solicited on behalf of the Board of Directors of Burlington Industries, Inc. (hereinafter referred to as "Burlington" or the "Corporation") and is revocable at any time before it is exercised by written notice to the Secretary of the Corporation, by submission of a Proxy bearing a later date or by voting in person at the Meeting. Unless revoked, properly executed and returned Proxies will be voted as specified thereon. The enclosed proxy also will serve as confidential voting instructions with respect to the Corporation's Employee Stock Ownership Plan (the "ESOP"). If voting instructions from an ESOP participant have not been received by the Trustee of the ESOP by 5:00 p.m. EST on February 3, 1999, the Trustee will not vote the shares allocated to such participant's ESOP account. This Proxy Statement and the accompanying form of Proxy are being mailed to stockholders on or about December 18, 1998.

     The cost of soliciting Proxies will be borne by the Corporation. Solicitation may be made by the Corporation's officers, Directors or employees, personally or by telephone or facsimile. In addition, the Corporation has retained Morrow & Company, Inc. to assist in the solicitation of Proxies and will pay that firm a fee estimated not to exceed $6,500 plus out-of-pocket expenses. The Corporation will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding soliciting materials to the beneficial owners of Common Stock of the Corporation.

     On December 7, 1998, the record date for the 1999 Annual Meeting of Stockholders, there were outstanding 56,919,705 shares of common stock, par value $.01 per share ("Common Stock"), having one vote each. Only holders of Common Stock of record at the close of business on December 7, 1998 will be entitled to vote at the Meeting.


1. Election of Directors

     The Corporation's Restated Certificate of Incorporation and Bylaws provide that the number of Directors, as determined from time to time by the Board of Directors, shall be not less than three nor more than fifteen. The Board of Directors has currently fixed the number of Directors at nine. The Restated Certificate of Incorporation and Bylaws further provide that Directors shall be divided into three classes (Class I,

Class II and Class III) serving staggered three-year terms, with each class to be as nearly equal in number as possible.

     In accordance with the recommendation of its Nominating Committee, the Board of Directors has nominated George W. Henderson, III, David I. Margolis and W. Barger Tygart for election as Class I Directors for a term expiring at the 2002 Annual Meeting and in each case until their respective successors are elected and qualified. All nominees are currently Directors of the Corporation whose terms expire at the 1999 Annual Meeting. Mr. Abely, a Director, has indicated his intention to retire from the Corporation's Board of Directors when his term of office expires at the 1999 Annual Meeting, and, accordingly, he has requested not to stand for reelection. Other Directors who are remaining on the Board will continue in office in accordance with their previous elections until the expiration of their terms at the 2000 or 2001 Annual Meeting, as the case may be. Effective upon the completion of elections of Directors at the 1999 Annual Meeting of Stockholders, the Board of Directors has fixed the number of Directors at eight persons.

     It is the intention of the persons named in the enclosed form of Proxy to vote such Proxies for the election of the nominees listed herein. The proposed nominees are willing to be elected and serve, but in the event any nominee at the time of election is unable to serve or is otherwise unavailable for election, it is intended that votes will be cast pursuant to the accompanying Proxy for substitute nominees designated by the Board of Directors, unless the Board of Directors reduces the number of Directors to be elected. The Board of Directors is not aware of any circumstances under which the proposed nominees would decline or become unable to serve.


Information about Nominees and Directors

     The following information is furnished for each person who is nominated for election as a Director or who is continuing as an incumbent Director: name; age; whether such person is a nominee for election ("Nominee") or an incumbent Director whose term does not expire at the 1999 Annual Meeting ("Incumbent"); how long he has served as a Director of the Corporation; the year in which his term is to expire; principal occupation and employment during the past five years; boards of directors of other publicly-owned companies on which he serves; and Committees of the Board of the Corporation of which he is a member.



JERALD A. BLUMBERG, 58                   Incumbent       Term Expires in 2000


     Mr. Blumberg has been President, Chief Executive Officer and a Director of Ambar Inc., an oilfield services company, since January 1998. Prior thereto, he was Executive Vice President of E.I. du Pont de Nemours and Co. until his retirement at the end of 1997. Mr. Blumberg has been a Director of the Corporation since April 1998. He is a member of the Audit and Nominating Committees of the Board.


JOHN D. ENGLAR, 51                       Incumbent       Term Expires in 2000


     Mr. Englar has been Senior Vice President, Corporate Development and Law of the Corporation since 1995. Prior thereto he was Senior Vice President, Finance and Law (from 1993) and Chief Financial Officer of the Corporation (from 1994). Mr. Englar has been a Director of the Corporation since 1990. He is Chairman of the Investment Committee of the Board.


GEORGE W. HENDERSON, III, 50             Nominee         Term Expires in 1999


     Mr. Henderson has been Chairman of the Board of Directors of the Corporation since February 1998 and Chief Executive Officer of the Corporation since 1995. Prior thereto he was President and Chief Operating Officer (from
1993). Mr. Henderson is also a Director of Jefferson Pilot Corporation, The Research Triangle Foundation of North Carolina and Wachovia Corporation. Mr. Henderson has been a Director of the Corporation since 1990. He is Chairman of the Executive Committee of the Board.


DAVID I. MARGOLIS, 68                    Nominee         Term Expires in 1999


     Mr. Margolis has been Chairman of the Executive Committee of Coltec Industries Inc ("Coltec"), a manufacturer of aerospace, automotive and industrial products, since 1995. He had been Chairman of the Board and Chief Executive Officer of Coltec for more than five years prior thereto. Mr. Margolis has been a Director of the Corporation since 1992. He is Chairman of the Audit Committee and a member of the Compensation and Benefits, Executive, and Nominating Committees of the Board.


JOHN G. MEDLIN, JR., 65                  Incumbent       Term Expires in 2001


     Mr. Medlin was elected Chairman Emeritus of Wachovia Corporation, a bank holding company, in April 1998. He served at Wachovia as non-executive Chairman of the Board from 1994 to 1998 and as Chief Executive Officer from 1977 to 1993. Mr. Medlin is also a director of BellSouth Corp., Media General, Inc., National Service Industries, Inc., US Airways Group, Inc. and Wachovia Corporation. He has been a Director of the Corporation since 1994. Mr. Medlin is Chairman of the Nominating Committee and a member of the Audit, Compensation and Benefits, and Executive Committees of the Board.


NELSON SCHWAB III, 53                    Incumbent       Term Expires in 2001


     Mr. Schwab is co-founder of Carousel Capital, a merchant banking firm, and has been Managing Director since its inception in 1996. He was Chairman and Chief Executive Officer of Paramount Parks Inc., owner of theme amusement parks, from 1992 until 1995. He is also a Director of Summit Properties, Inc. and First Union National Bank of North Carolina. He has been a Director of the Corporation since 1995. Mr. Schwab is Chairman of the Compensation and Benefits Committee and a member of the Executive, Investment, and Nominating Committees of the Board.


ABRAHAM B. STENBERG, 63                  Incumbent       Term Expires in 2000


     Mr. Stenberg has been Vice Chairman of the Corporation since November 1997. Prior thereto he was an Executive Vice President of the Corporation (from
1993) and President and Chief Operating Officer of the Burlington Interior Furnishings Group (from 1995). Mr. Stenberg has been a Director of the Corporation since 1990. He is a member of the Investment Committee.


W. BARGER TYGART, 63                     Nominee         Term Expires in 1999


     Mr. Tygart retired as Vice Chairman (since 1997) and a Director (since
1995) of The J.C. Penney Company ("J.C. Penney"), a retail marketing company, in July 1998. Prior thereto he was President and Chief Operating Officer of J.C. Penney (from 1995 to 1997) and senior executive vice president (from
1992). He has been a Director of the Corporation since April 1998. Mr. Tygart is a member of the Audit and Compensation and Benefits Committees of the Board.


Certain Committees of the Board

     Included in the committees of the Corporation's Board of Directors are Audit, Compensation and Benefits, and Nominating Committees. The members of these Committees have been identified above. During the 1998 fiscal year, the Board met five times, the Audit Committee met two times, the Compensation and Benefits Committee met five times, and the Nominating Committee met three times.

     The Audit Committee's principal responsibilities consist of recommending the selection of independent auditors, reviewing the scope of the audit conducted by such auditors, as well as the results of the audit itself, reviewing the Corporation's internal audit staff function and reviewing with appropriate officers of the Corporation matters relating to financial reporting and to accounting and auditing procedures and policies generally. It also submits to the Board of Directors recommendations with respect to financial reporting, accounting practices and policies and other appropriate matters.

     The Compensation and Benefits Committee has authority to formulate and give effect to policies respecting salary, compensation and other matters relating to employment of executive officers with the Corporation, including, without limitation, incentive compensation plans for such persons. The Committee also reviews and makes recommendations with respect to pension, profit sharing and other compensation plans of the Corporation.

     The Nominating Committee's responsibilities are to review the size and composition of the Board and the qualifications of possible candidates for the Board and, as a result, to make recommendations respecting nominees to be proposed for election. In addition, it is authorized to evaluate the existence, composition and membership of the Committees of the Board of Directors and to recommend a successor to the Chief Executive Officer in the event of a vacancy. The Committee will consider recommendations made in writing by stockholders respecting possible candidates for the Board of Directors to be elected at the 2000 Annual Meeting. Such recommendations must be received by the Secretary of the Corporation not later than the latest date on which such stockholder could otherwise nominate such person for Director pursuant to the Corporation's Bylaws, and must include a written consent of the possible candidate to be considered for a nomination. The procedure for nominating candidates for Director is described under "Proposals of Stockholders" below.


                   Security Ownership of Certain Beneficial
                             Owners and Management

     The following Table sets forth, as of November 30, 1998, information with respect to each person known to the Corporation (based on public filings) to be the beneficial owner of more than five percent of the outstanding shares of Common Stock. Beneficial ownership disclosed in the Tables in this section has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. In addition to the beneficial owners listed below, the Corporation's Employee Stock Ownership Plan holds 3,332,323 shares of Common Stock (5.84%) which is allocated to the accounts of the plan participants.



                                          Amount and Nature of      Percent
Name and Address of Beneficial Owner      Beneficial Ownership      of Class
--------------------------------------   ----------------------   -----------
FMR Corp.                                       7,092,200(a)          12.44%
82 Devonshire Street
Boston, MA 02109
Pzena Investment Management, LLC                4,092,575(b)           7.18%
830 Third Avenue, 14th floor
New York, NY 10022-7522
Wellington Management Company                   4,046,150(c)           7.10%
75 State Street
Boston, MA 02109
Reich & Tang Asset Management L.P.              3,268,000(d)           5.73%
600 Fifth Avenue
New York, NY 10020-2302



-----------------------
(a) According to information provided by FMR Corp., FMR Corp. has sole voting and investment power with respect to all of the above-listed shares.

(b) According to information provided by Pzena Investment Management, LLC ("Pzena"), Pzena has sole investment power with respect to all of the above-listed shares and sole voting power with respect to 3,930,625 of the above-listed shares.

(c) According to information provided by Wellington Management Company ("Wellington"), Wellington has shared voting power with respect to 36,050 shares and no voting power with respect to the remaining above-listed shares and has shared investment power with respect to all of the above-listed shares.

(d) According to information provided by Reich & Tang Asset Management, L.P. ("Reich & Tang"), Reich & Tang has sole voting and investment power with respect to all of the above-listed shares.


     The following Table sets forth the number of shares of Common Stock beneficially owned, as of November 30, 1998 by each Director and each nominee for Director, by each of the named executive officers of the Corporation (as defined in "Executive Compensation--Summary Compensation Table") and by all Directors and executive officers of the Corporation as a group.


                                              Amount and Nature of       Percent
Name of Beneficial Owner                    Beneficial Ownership (a)     of Class
----------------------------------------   --------------------------   ---------
Joseph F. Abely, Jr.                                   11,500(b)           *%
Jerald A. Blumberg                                      1,500(b)           *
John D. Englar                                        247,385(c)           *
George W. Henderson, III                              619,598(c)           1.09%
David I. Margolis                                      20,500(b)           *
John G. Medlin, Jr.                                     9,500(b)           *
Charles E. Peters, Jr.                                 60,242(c)           *
Nelson Schwab III                                       5,250(b)           *
Abraham B. Stenberg                                   101,757(c)           *
W. Barger Tygart                                        1,500(b)           *
Gary P. Welchman                                      309,549(c)           *
All Directors and executive officers as
  a group (17 persons), including
  the above                                         1,615,204(c)(d)     2.83%

-----------------------
* Represents less than 1% of the class.

(a) Unless otherwise indicated in a footnote below, each Director and named executive officer possesses sole voting and sole investment power with respect to the shares shown in the Table above.

(b) Includes 10,500 shares each held in the names of Messrs. Abely and Margolis, 7,500 shares held in the name of Mr. Medlin, 5,250 shares held in the name of Mr. Schwab and 1,500 shares each held in the names of Messrs. Blumberg and Tygart under the Stock Plan for Non-Employee Directors, as to which such persons possess voting power but not investment power.

(c) Includes for executive officers of the Corporation shares in which they have voting power, but not investment power, under the Burlington Industries, Inc. Employee Stock Ownership Plan ("ESOP"). Also includes shares not currently owned but which are issuable upon exercise of stock options under the Burlington Industries, Inc. Amended and Restated 1990 Equity Incentive Plan (the "1990 Equity Incentive Plan"), the Burlington Industries, Inc. 1992 Equity Incentive Plan (the "1992 Equity Incentive Plan") and the Burlington Industries, Inc. 1995 Equity Incentive Plan (the "1995 Equity Incentive Plan"), which are currently exercisable, as follows:
     Mr. Englar,

     186,527 shares; Mr. Henderson, 449,762 shares; Mr. Peters, 50,000 shares; Mr. Welchman, 246,527 shares; and all executive officers and Directors as a group (11 persons), 1,144,888 shares.

(d) Includes 27,431 shares owned by a family member of one executive officer who disclaims beneficial ownership of such shares.


Compensation of Directors

     An annual fee of $30,000 is paid to each Director who is not an employee of the Corporation. No separate attendance fees are paid with respect to participation in and attendance at Board of Directors or Committee meetings. No fees are paid to employee Directors for their services in such capacity. Directors may participate, along with all other employees of the Corporation, in the Corporation's matching charitable gifts program to qualifying educational institutions.

     A non-employee Director may elect to defer receipt of all or a portion of his cash director's fees, pursuant to the Deferred Compensation Plan for Non-Employee Directors, until the earlier of his termination of Board service, the date specified by the Director or his death. The Director selects whether his deferred account (which is unfunded) is credited with phantom stock of the Corporation or interest at a rate established by the Corporation's Board of Directors. The current interest rate is 7.5%. Deferred accounts are paid in cash in either a lump sum or in installments over a period not exceeding five years, as the Compensation and Benefits Committee of the Board may determine. The Compensation and Benefits Committee may accelerate payment of deferred amounts upon a change of control of the Corporation (as defined in such Deferred Compensation Plan).

     Directors who are not employees of the Corporation also are awarded grants of restricted shares of Common Stock under the Stock Plan for Non-Employee Directors. Pursuant to this Plan, each non-employee Director receives a grant of 1,500 shares of Common Stock with respect to each year of service as a Director. Each annual stock grant will vest upon the completion of the year of service with respect to which such grant has been made. Such stock grants are subject to (a) restrictions on transfer and other disposition until completion of the Director's service on the Board, and (b) forfeiture in whole or in part of unvested share awards in the event that the Director fails to complete the related year of service. Under the Plan, Messrs. Abely, Blumberg, Margolis, Medlin, Schwab and Tygart each were granted 1,500 shares of Common Stock in 1998, which will vest upon completion of the Board year of service ending on February 4, 1999.

                     REPORT OF THE COMPENSATION AND BENEFITS
                      COMMITTEE ON EXECUTIVE COMPENSATION


Compensation Philosophy

     The Corporation's executive compensation program is designed to achieve superior operating performance, thereby maximizing stockholder value, and to attract, retain and motivate a highly qualified senior management team which is critical to the Corporation's long-term success. The Compensation and Benefits Committee (the "Committee") believes that these objectives can best be obtained by directly tying executive compensation to meeting annual and long-term financial performance goals and to appreciation in the Corporation's stock price.

     In line with these objectives, the total compensation program for the Corporation's executive officers consists of three components:

     1.   Base salary.

     2. Annual incentive compensation consisting of a cash bonus if designated financial performance objectives are achieved.

     3. Long-term equity incentives composed of stock related awards based on achieving cumulative long-term financial objectives.

     To support these fundamental principles, the portion of executives' compensation related to annual incentive compensation and equity-based long-term incentive plans is designed to be significant in relation to base salary, especially for senior executives.


The Committee

     The Committee establishes compensation objectives and policies for executive officers, sets compensation payable to executive officers under those policies, administers each of the Corporation's equity incentive plans and has general oversight responsibility for incentive compensation and benefit plans. The Committee is composed entirely of independent, non-employee Directors. The Committee uses independent compensation consultants and compensation surveys furnished and evaluated by such consultants to provide advice and data to assist it in developing compensation that is competitive with other similarly-situated United States industrial companies and which reinforce the Corporation's objective of aligning executive compensation with the interests of the Corporation's stockholders.


Base Salary

     The base salary of the Corporation's executive officers is determined by evaluating the responsibilities of the position and individual performance. A salary range is established for each position based on survey information of salary levels of similarly-situated U.S. industrial companies, which the Corporation regards as the competitive marketplace for executive talent. Because of the Corporation's size and diversification, the Committee has not limited these comparisons to companies in the U.S. textile industry or companies reflected in the Stock Performance Graph set forth below. These salary ranges are reviewed on an annual basis and adjusted when appropriate. Generally, base salary for executive officers is targeted at the mid-point of the range. Actual salaries paid to the Corporation's executive officers are positioned within the salary range for their position based upon their level of experience and performance. Mr. Henderson's salary is below the median of salaries for chief executive officers of industrial companies in the United States.

     In fiscal year 1998, Messrs. Stenberg, Welchman and Englar received salary increases.

Annual Incentive Bonus

     The Corporation's 1998 Annual Incentive Plan ("1998 Plan") (in which approximately 200 senior managers participated) provides for an annual bonus based on achieving certain earnings per share (operating earnings before interest and taxes for divisional participants) and return on invested capital levels. For divisional participants, a portion of the available bonus is based on division performance and a portion is based on corporate performance. For Mr. Henderson and other corporate staff participants, the bonus opportunity is based only on corporate performance.

     Bonus awards are earned in proportion to the achievement of divisional and corporate performance goals and, if threshold targets are met, will be based on varying percentages (previously established by the Committee) of base salary, depending on the Committee's determination of the executive officer's level of contribution to the business unit's performance. The 1998 Plan is positioned so that bonuses paid at target performance levels are at the median range of annual incentive awards for similarly situated U.S. industrial companies. The Committee reviewed and approved each of the performance standards for the Corporation, individual divisions, and individual executive officers and, based upon the advice of an independent compensation consultant, believes they are reasonable.

     The Corporation's earnings per share in fiscal year 1998 was higher than that for the prior fiscal year. Some divisions exceeded established performance goals, while others did not achieve the goals set for the year under the 1998 Plan. Bonuses under the 1998 Plan paid to Mr. Henderson and the other named executive officers (other than Mr. Welchman) were earned at higher levels than in fiscal year 1997. Aggregate payments to all participants under the 1998 Plan were slightly higher than in 1997, but lower than in previous years.

Long-term Incentives


     The Corporation has provided long-term, stock-related incentives to key executives and employees (including the named executive officers) under the 1995 Equity Incentive Plan. Awards under the 1995 Equity Incentive Plan consists of stock options to purchase shares of Common Stock and Performance Units dependent upon achievement of specified performance goals. The 1995 Equity Incentive Plan permits awards of restricted shares of Common Stock, although the Committee has used such awards only in exceptional circumstances (e.g., new hires if the situation required).


     Awards were granted principally in fiscal year 1996 and, other than in connection with the assumption of additional responsibilities and new hires, no awards were made in fiscal year 1997. During fiscal year 1998, the vesting of certain of these stock option awards was accelerated, including awards made to Mr. Henderson and each of the named executive officers, when stockholder return performance goals were met. In fiscal year 1998, incremental stock option awards were made to Mr. Henderson, the other named executive officers, and to certain other executive officers to recognize key contributions as well as to provide additional incentive to meet long term financial goals. The awards were designed to further align management's incentives with the interests of the Corporation's stockholders and to reward executives for increases in stockholder value. The stock options awarded were granted at the fair market value on the grant date and, therefore, will only have value to the extent the Common Stock increases in value over the exercise price.


     The Performance Units awarded in fiscal year 1996 were dependent upon achievement of targets based upon performance goals measured by both divisional or corporate cumulative earnings before interest and taxes ("EBIT") and return on invested capital ("ROI"), each over the three-year period of fiscal years 1996, 1997 and 1998 (the "Performance Goals"). The Performance Goals were "stretch goals" in that the targets were set at levels higher than those ever attained by the Corporation during any three-year period and both EBIT and ROI targets were required to be achieved. The Committee believes that using EBIT and ROI as the Performance Goals directly ties the executives' and key employees' compensation to the Corporation's objectives of growth, profitability and return on stockholders' investment. Performance Units which were earned are payable in three annual installments, commencing in November 1998, in Common Stock valued at the prevailing market price on the date of payment of the installment. Only one division of the Corporation met the targeted Performance Goals, and no Performance Units have been or will be paid to Mr. Henderson or any of the other named executive officers pursuant to such awards.

     The 1995 Equity Incentive Plan is positioned so that targeted awards are at the lower median range of awards for similarly-situated United States industrial companies. With respect to Performance Units, targets for each executive officer were established based upon varying percentages (previously established by the Committee) of base salary depending upon the Committee's determination of the participant's level of contribution to achieving the Performance Goals.

     In November 1998, the Committee approved the award of stock options to certain key employees including each of the named executive officers. These option awards were made under the 1995 Equity Incentive Plan and in keeping with the Committee's philosophy of aligning management's incentives with the interests of the Corporation's stockholders and to maintain long term incentive opportunities as a significant part of total compensation, and were granted at fair market value.

     Also in November 1998, as more fully discussed in the description of the proposed 1998 Equity Incentive Plan, set forth in Proposal 2 herein for stockholder approval, the Committee and the Board of Directors approved a new long-term incentive plan and made awards under such plan to certain eligible key employees including each of the named executive officers, subject to approval of the plan by stockholders.


Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the tax deductibility of certain compensation exceeding $1.0 million per year paid to a company's chief executive officer and its four other highest paid officers in office at fiscal year end. The Corporation believes that the impact, if any, of such limitation is immaterial to the Corporation with respect to fiscal year 1998. The 1995 Equity Incentive Plan was structured so as to preserve the tax deduction for performance-based compensation paid thereunder. The 1998 Equity Incentive Plan, as set forth in Proposal 2 herein for stockholder approval, also has been structured so as to preserve the tax deduction for performance-based compensation paid thereunder. The Committee will continue to monitor this tax law and evaluate whether any modifications should be made to the Corporation's compensation programs in future years.

COMPENSATION AND BENEFITS COMMITTEE
Nelson Schwab III, Chairman
Joseph F. Abely, Jr.,
David I. Margolis
John G. Medlin, Jr.
D. Barger Tygart

                             EXECUTIVE COMPENSATION


Summary Compensation Table

     The following Table sets forth information regarding the compensation of the Corporation's Chief Executive Officer and each of the Corporation's four most highly compensated senior executive officers (collectively, the "named executive officers") for services in all capacities to the Corporation in fiscal years 1998, 1997 and 1996.


                                                                  Long Term Compensation
                                                            -----------------------------------
                                      Annual Compensation            Awards            Payouts
                                     ---------------------- ------------------------- ---------
                                                             Restricted   Securities
                                                                Stock     Underlying     LTIP     All Other
                                                              Award(s)     Options/    Payouts     Compen-
Name and Principal Position    Year   Salary($)   Bonus($)     ($)(1)     SARs(#)(2)    ($)(3)   sation($)(4)
----------------------------- ------ ----------- ---------- ------------ ------------ --------- -------------
George W. Henderson, III      1998    540,000     552,100           --       50,000        --   1,947
 Chairman of the Board and    1997    530,000     350,000           --           --   381,816   9,438
 Chief Executive Officer      1996    500,000     500,000           --      160,000   381,816   1,644
Abraham B. Stenberg           1998    435,417     349,200           --       25,000        --   1,947
 Vice Chairman                1997    422,917     285,000           --           --   552,000   9,008
                              1996    400,000     465,000           --      110,000   552,000   1,644
Gary P. Welchman              1998    347,083      61,800           --       10,000        --   1,943
 Executive Vice President     1997    343,750     340,000           --           --   206,099   9,438
                              1996    330,000     150,000           --       65,000   206,099   1,644
John D. Englar                1998    266,667     157,000           --       10,000        --   1,947
 Senior Vice President,       1997    263,750      95,000           --           --   152,727   9,500
 Corporate Development        1996    250,000     160,000           --       55,000   152,727   1,644
   and Law
Charles E. Peters, Jr.        1998    255,000     140,500           --       40,000        --   1,872
 Senior Vice President and    1997    246,250     100,000           --           --        --     947
 Chief Financial Officer      1996    212,727     115,000      116,250       50,000        --      --

----------------------

(1) This column shows the market value (on the date of grant) of awards of shares of restricted stock under the 1995 Equity Incentive Plan. The aggregate number and value (inclusive of all amounts paid therefor by the grantee) of shares of restricted stock held by the named executive officers (including the awards shown in this column) at October 2, 1998 was 10,000 shares ($90,625) held by Mr. Peters. Holders of restricted stock have the same right to receive dividends as other holders of Common Stock. The Corporation has not paid any dividends on its Common Stock.

(2)  The Corporation has not granted any SARs.

(3) The amounts shown in this column were paid upon achievement of specified aggregate performance goals for fiscal years 1994 and 1995 in connection with Performance Units awarded under the 1992 Equity Incentive Plan. These amounts were paid primarily in shares of Common Stock valued at the fair market value on the payment date.

(4) The amounts in this column are the value of shares of the Corporation's Common Stock allocated to the named executive officers' accounts under the ESOP ("ESOP Allocation"), valued on the respective allocation dates.

Stock Options and Performance Units

     The following Table shows information about stock options granted to each of the named executive officers during fiscal year 1998. No SARs were granted to any of the named executive officers during fiscal year 1998.


                       Option Grants in Fiscal Year 1998


                                                                                           Potential Realizable
                               Number of        Percent                                      Value at Assumed
                              Securities       of Total                                   Annual Rates of Stock
                              Underlying        Options                                     Price Appreciation
                                Options       Granted to      Exercise or                    for Option Term
                                Granted      Employees in     Base Price     Expiration   ----------------------
           Name                   (#)         Fiscal Year      ($/Share)        Date        5% ($)      10% ($)
--------------------------   ------------   --------------   ------------   -----------   ---------   ----------
George W. Henderson, III       50,000             19.8            14.75     11/12/05      463,810     1,175,385
Abraham B. Stenberg            25,000              9.9            14.75     11/12/05      231,905       587,693
Gary P. Welchman               10,000              4.0            14.75     11/12/05       92,762       235,077
John D. Englar                 10,000              4.0            14.75     11/12/05       92,762       235,077
Charles E. Peters, Jr.         40,000             15.8            14.75     11/12/05      371,048       940,308

     The following Table shows information about stock options held by each of the named executive officers at the end of fiscal year 1998 (the value being the difference between the closing price of the Corporation's Common Stock on October 2, 1998 and the respective option prices). No SARs are held by any of the named executive officers.


                Aggregated Option Exercises in Fiscal Year 1998
                       and Fiscal Year-End Option Values


                                                       Number of Securities          Value of Unexercised
                             Shares                         Underlying                     In-the-
                            Acquired                    Unexercised Options            Money Options at
                               on                     at Fiscal Year-End (#)          Fiscal Year-End($)
                            Exercise      Value    ----------------------------- ----------------------------
           Name                (#)     Realized($)  Exercisable   Unexercisable   Exercisable   Unexercisable
-------------------------- ---------- ------------ ------------- --------------- ------------- --------------
George W. Henderson, III          0            0      449,762        50,000           0              0
Abraham B. Stenberg         315,428    1,864,997            0        25,000           0              0
Gary P. Welchman             35,000      224,213      246,527        10,000           0              0
John D. Englar                    0            0      186,527        10,000           0              0
Charles E. Peters, Jr.            0            0       50,000        40,000           0              0

Retirement Plans

     Retirement System

     Each eligible employee, including the named executive officers, may elect to participate in the Corporation's "Retirement System", which is a defined-benefit plan qualified under the Internal Revenue Code. Both individual and Corporation contributions are made to the Retirement System. Employee contributions represent a fixed percentage of base salary, calculated at the rate of 1.5% or 3.0%, as the employee elects, of base salary up to $6,600 plus 3.0% of base salary in excess of $6,600 each plan year, subject to maximum participating earnings levels established by the Internal Revenue Service ("IRS").

     The Retirement System provides an annual benefit payable to an eligible member at age 65 equal to the greater of (a) the sum of (i) the number of years of continuous participation prior to October 1, 1984, multiplied by the sum of 0.75% of the first $12,000 of annual salary at September 30, 1984, plus 1.5% of the excess over $12,000, and (ii) one-half of the member's contributions after September 30, 1984, (b) one-half of the member's total contributions, or (c) an amount determined under applicable Federal law requiring a minimum return on a participant's personal contributions. This benefit represents a life annuity with a guaranteed minimum return of personal contributions and may, at the participant's election, be paid as a lump sum. Benefits are not subject to offset for Social Security benefits or other amounts. Contributions made by the Corporation to the Retirement System in respect of a specified person cannot readily be separately or individually calculated by the actuaries of the Retirement System.

     The credited years of service to date under the Retirement System for named executive officers are as follows: Mr. Henderson--19; Mr. Stenberg--38; Mr. Welchman--27; Mr. Englar--13; and Mr. Peters--2. Covered remuneration under the Retirement System for such individuals is the base salary amount described in the first paragraph of "Employment Agreements" below, subject to limitations on amount imposed under Federal regulations. Estimated annual benefits payable upon retirement under the Retirement System at age 65 to the named executive officers (which benefits are fully vested except for those of Mr. Peters which will be fully vested on February 10, 2000), assuming no increase in present salary levels, would be: Mr. Henderson--$197,072; Mr. Stenberg--$151,889; Mr. Welchman--$124,261; Mr. Englar--$96,149; and Mr. Peters--$80,516.

     Benefits provided under the Retirement System are subject to certain restrictions and limitations under the Code and applicable regulations promulgated thereunder, as in effect from time to time, and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Under a benefits equalization plan, the Corporation will pay to certain participants in the Retirement System upon retirement supplemental benefits equal to the reduction in such plan benefits mandated by maximum benefit and salary limitations established under the Code and ERISA. Such supplemental amounts are reflected in the individual annual benefits indicated in the next preceding paragraph.


  Supplemental Pre-Retirement/Post-Retirement Plan

     The named executive officers participate in the Supplemental Pre-Retirement and Post-Retirement Benefits Plan (the "Benefits Plan"). In the event of the death before retirement of a named executive officer prior to age 65, the Benefits Plan provides a pre-retirement survivor benefit of 120 monthly payments equal to (a) in the case of Mr. Stenberg, one-half of the greater of (i) the monthly base salary on the January 1 occurring concurrently with or immediately preceding such person's death or (ii) the average of the monthly base salary on January 1 for each of the previous five years (such greater amount being referred to as the "Monthly Base Salary") and (b) in the case of Messrs. Henderson, Welchman, Englar and Peters, one-half of their Monthly Base Salary in the case of death prior to age 60, thereafter decreasing by 5% each year to 25% of Monthly Base Salary if death occurs at or after age 64. The Benefits Plan also provides a post-retirement benefit, payable over 10 years, equal in total to one and one-half times the greater of (a) final annual base salary as of the January 1 occurring concurrently with or immediately preceding retirement or (b) an average of annual base salary on January 1 for each of the five years preceding retirement (such greater amount being referred to as the "Annual Base Salary"). The Benefits Plan also provides a post-retirement death benefit equal to the named executive officer's Annual Base Salary. Prior to retirement, the named executive officer may elect to convert such post-retirement death benefit to a monthly payment over a ten-year period. Any payments in the future will depend upon the Annual Base Salary level of the named executive officer at that time and whether he meets all the terms and conditions of the Benefits Plan, including refraining from engaging in any activities materially competitive with the business of the Corporation.

     Each named executive officer who attains age 50 and completes 10 years of service with the Corporation (currently each of them other than Mr. Peters) has a nonforfeitable right to receive benefits accrued under the post-retirement benefits portions of the Benefits Plan. Any named executive officer who receives post-retirement benefits before age 65 will have his benefits reduced by a factor of 5% for each year remaining until he attains age 60 and reduced by a factor of 3% for each year remaining between age 61 and 65. Under the Benefits Plan, (a) the monthly pre-retirement survivor benefit (to be paid for 120 months) calculated assuming the death of the participant as of December 1, 1998, for Mr. Henderson would be $22,500, for Mr. Stenberg would be $17,708, for Mr. Welchman would be $14,375, for Mr. Englar would be $11,042, and for Mr. Peters would be $10,625; (b) the aggregate post-retirement benefits (payable over 10 years) calculated assuming retirement as of December 1, 1998, at current plan salary for Mr. Henderson would be $283,500, for Mr. Stenberg would be $599,250, for Mr. Welchman would be $517,500, for Mr. Englar would be $159,000 and for Mr. Peters would be $0; and (c) the post-retirement death benefit calculated assuming death of the participant as of December 1, 1998, for Messrs. Welchman and Peters would be $0, for Mr. Henderson would be $189,000, for Mr. Stenberg would be $399,500 and for Mr. Englar would be $106,000.

Employment Agreements

     The Corporation has employment agreements with the named executive officers providing for employment through December 31,

2000. These agreements provide, among other things, for minimum annual salaried compensation as follows: Mr. Henderson--$600,000 per annum; Mr.
Stenberg--$425,000 per annum; Mr. Welchman--$345,000 per annum; Mr. Englar--$285,000 per annum; and Mr. Peters-- $290,000.

     The employment agreements with the named executive officers provide that in the event of a voluntary termination of employment for "good reason" or an involuntary termination of employment "without cause", such executive will receive a lump sum in cash equal to (x) the salary that would have been payable over the "severance period" of the agreement had such executive not been terminated plus (y) the amount of the target incentive bonus payment for the year in which termination occurred, times the number of years or partial years in the "severance period". The executive also is entitled to continue participating in all applicable benefit and welfare plans of the Corporation during the "severance period". With regard to such termination, the "severance period" of an agreement in the case of Mr. Henderson means two years and in the case of Messrs. Stenberg, Welchman, Englar and Peters means one and one-half years. "Good reason" means a failure to pay compensation due and payable, a reduction in compensation level (other than changes to incentive or benefit plans affecting all executives), an assignment of duties resulting in a diminution of the executive's position, authority, duties or responsibilities which is not agreed to by the executive, or a change in employment requirements which the Board Compensation and Benefits Committee determines subjects the executive to an unfair change of circumstances.

     All the employment agreements provide that in the event of a voluntary termination of employment for "good reason" or an involuntary termination of employment "without cause" which occurs within two years of a "change of control", the "severance period" shall mean three years. In the event of disability (as defined in the agreements), the employment agreements provide that the Corporation may terminate the agreement and provide the executive with salary payments and benefits for one year in the case of Mr. Henderson and six months in the case of Messrs. Stenberg, Welchman, Englar and Peters. Further, all the employment agreements provide that in the event of an involuntary termination for cause where such conduct is not found to be willful, the executive will receive a lump sum equal to the present value of the amount payable under the terms of the Corporation's payroll severance policy applicable to such employee.


Change of Control Arrangements

     In addition to the provisions of the employment agreements discussed above, the agreements which the Corporation has entered into with each of the named executive officers in connection with the Ben-efits Plan contain provisions under which such officer's rights to receive pre-retirement survivor benefits and post-retirement benefits automatically, upon the occurrence of a "change of control" of the Corporation, become fully vested, nonforfeitable and payable on normal payment dates at 100% of benefit level (without regard to reductions of benefits arising from early retirement). Such officers have also entered into agreements with the Corporation in connection with the 1992 Equity Incentive Plan, the 1995 Equity Incentive Plan and the 1998 Equity Incentive Plan under which such officers' awards of restricted stock, stock options and Performance Units or Performance Shares will fully vest if their employment is terminated "without cause" or they voluntarily terminate their employment for "good reason", in each case within two years after the occurrence of a "change of control" of the Corporation.


                            STOCK PERFORMANCE GRAPH

     The following is a line graph presentation comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's Common Stock with the cumulative total return on the Standard & Poor's 500 Stock Index and a peer group index for the period from October 1, 1993 to October 2, 1998 (assuming reinvestment of any dividends and an investment of $100 in each on October 1, 1993):

Plot Points
                  Burlington  S&P         Peer Group
                  ----------  ---         ----------
"10/1/93"         100         100         100
"9/30/94"         72.41       103.11      94.27
"9/29/95"         87.06       133.77      96.54
"9/27/96"         68.96       160.71      101.71
"9/26/97"         98.27       226.04      138.01
"10/2/98"         62.5        243.56      87.92


                                  10/1/93     9/30/94     9/29/95     9/27/96     9/26/97     10/2/98
 Burlington Industries, Inc.    $  100.00    $  72.41    $  87.06    $  68.96    $  98.27    $  62.50
 S&P 500                           100.00      103.11      133.77      160.71      226.04      243.56
 Peer Group                        100.00       94.27       96.54      101.71      138.01       87.92

     This peer group consists of Burlington Industries, Inc., Cone Mills Corporation, Culp, Inc., Delta Woodside Industries, Inc., The Dixie Group, Inc., Dyersburg Corporation, Fab Industries, Inc., Forstmann & Company, Inc., Galey & Lord, Inc., Guilford Mills, Inc., Mohawk Industries, Inc., Springs Industries, Inc., Texfi Industries, Inc. and Unifi, Inc.

2.   Approval of the Burlington Industries, Inc.
     1998 Equity Incentive Plan.

     The continued success of the Corporation and its subsidiaries depends on their ability to attract, retain and motivate a superior management team. In the belief that the Corporation should be in a position to continue to provide long-term equity incentives to officers and key employees to contribute to the future growth and profitability of the Corporation, on November 5, 1998, the Board of Directors of the Corporation adopted, subject to approval by the Corporation's stockholders, the Burlington Industries, Inc. 1998 Equity Incentive Plan (the "1998 Equity Incentive Plan").

     The Board of Directors believes the 1998 Equity Incentive Plan will benefit the Corporation's stockholders by encouraging stock ownership and focusing officers and key employees on performance that will enhance stockholder value by directly tying compensation to meeting long-term financial performance goals and to appreciation in the Corporation's stock price. The Board of Directors therefore recommends approval of the 1998 Equity Incentive Plan.

     The following is a general summary of the 1998 Equity Incentive Plan, which is qualified in its entirety by reference to the 1998 Equity Incentive Plan included as Exhibit A to this proxy statement.

Types of Awards

     Awards under the 1998 Equity Incentive Plan ("Awards") may consist of Stock Options (which may be Incentive Stock Options or Non-Qualified Stock Options), Performance Shares, Stock Appreciation Rights (which may be Tandem Stock Appreciation Rights or Non-Tandem Stock Appreciation Rights) and Restricted Shares.

     Under the 1998 Equity Incentive Plan, the maximum number of Options and Stock Appreciation Rights that may be granted to a participant in a given fiscal year may not exceed 150,000 Options and 150,000 Stock Appreciation Rights. The maximum dollar value of any Restricted Shares that may be granted to a participant in any given fiscal year under the 1998 Equity Incentive Plan may not exceed $500,000. The maximum number of Performance Shares that a participant may earn in a given fiscal year may not exceed 50,000 Performance Shares.

Administration

     The 1998 Equity Incentive Plan is administered and interpreted by a committee (the "Committee") whose members are those members of the Compensation and Benefits Committee of the Board of Directors (no fewer than two) who qualify as "outside directors" within the meaning of Section 162(m) of the Code and "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act"). The Committee has the power, among other things, to select persons to receive Awards from among the eligible employees, determine the types and vesting dates of Awards and the number of shares to be awarded, set the Performance Goals for Performance Share and Restricted Share Awards, and set the terms, conditions and provisions of Awards consistent with the terms of the 1998 Equity Incentive Plan.


Eligible Employees

     Officers and other key employees of the Corporation, its subsidiaries and affiliates, are eligible to be granted Awards under the 1998 Equity Incentive Plan. Currently, approximately 200 employees are eligible to receive Awards thereunder.


Performance Goals

     The value of Performance Shares under the 1998 Equity Incentive Plan must be based (and vesting of Restricted Shares may be based) upon achieving Performance Goals pre-established by the Committee with respect to a pre-established Performance Period. The Performance Goals are based on one or more of the following objective business criteria to be attained by the Corporation (or a subsidiary or division thereof): (i) total shareholder return, (ii) fair market value of a share of Common Stock, (iii) earnings before interest and taxes ("EBIT"), (iv) return on investment ("ROI"), (v) earnings per share, (vi) return on equity, and (vii) earnings before interest, taxes, depreciation and amortization ("EBITDA"). Performance Goals may be revised by the Committee to take into consideration any unforeseen events or changes in circumstances.


Performance Shares

     Performance Shares may be granted under the 1998 Equity Incentive Plan. A Performance Share is a right whose value is determined with reference to attaining Performance Goals for a Performance Period, as determined by the Committee, and which is paid in shares of Common Stock, cash or a combination thereof. The Committee shall also determine the vesting periods of the Performance Shares.


Stock Options

     Incentive Stock Options intended to qualify for tax treatment in accordance with Section 422 of the Code ("ISOs") and Non-Qualified Stock Options not intended to qualify for such tax treatment may be granted alone or in tandem with other Awards under the 1998 Equity Incentive Plan. An Option will be exercisable at such times and subject to such terms and conditions as the Committee determines, but may not be exercised more than 10 years after the date it is granted. The exercise price of Options will be determined by the Committee, but may not be less than the fair market value of a share of Common Stock on the date of grant. On December 7, 1998, the closing price of the Corporation's Common Stock on the New York Stock Exchange (Composite Transactions) was $10.3125. Payment of an Option's exercise price may be made in such manner as the Committee may provide, including in cash, by delivery of shares of Common Stock owned by the optionee or through withholding of Common Stock subject to the Option. Options will not be transferable other than by will or by the laws of descent and distribution, and may be exercised only by the optionee during his/her lifetime, subject to the Committee's permitting transfer to an optionee's family member or a trust for the benefit of a family member.


Stock Appreciation Rights


     Stock Appreciation Rights ("SARs") may be granted alone or in tandem with Options under the 1998 Equity Incentive Plan. Upon the exercise of an SAR, the grantee will receive from the Corporation cash, Common Stock or a combination thereof (at the discretion of the Committee) having a value equal to the excess of the fair market value of the Common Stock on the exercise date over (i) in the case of a freestanding SAR, the initial value of the SAR (as set by the Committee on the date of grant which may not be less than the fair market value of a share of Common Stock on the date of grant), and (ii) in the case of a tandem SAR, the exercise price (as set by the Committee on the date of grant) of the related Option. There are no SARs currently outstanding, and the Committee does not plan to grant Awards of SARs other than in exceptional circumstances.


Restricted Shares


     Restricted Shares may be granted or, in the Committee's discretion, offered for sale (at a price determined by the Committee) under the 1998 Equity Incentive Plan. The vesting periods of Restricted Shares shall be determined by the Committee, but may not be less than three years from the date of grant or, if vesting of the Restricted Shares is subject to the attainment of Performance Goals, not less than one year from the date of grant. During the restricted period, the grantee may not sell, transfer, pledge or assign the Restricted Shares, but will have the right to vote the Restricted Shares and to receive dividends. The Committee does not plan to grant Awards of Restricted Shares other than in exceptional circumstances.

Shares Subject to the Plan

     The maximum number of shares that may be issued pursuant to Awards under the 1998 Equity Incentive Plan is 2,700,000 shares of Common Stock. Any Awards that may be forfeited or canceled or may expire without the participant having received value therefor shall again become available for Awards under the 1998 Equity Incentive Plan. In the event of a stock split, stock dividend or other relevant change affecting the Common Stock, or a major corporate change, including a merger, consolidation or reorganization, the Committee may make appropriate adjustments to the number of shares available for Award grants and to the number of shares and price under outstanding Awards made before the event.

     The percentage of the maximum aggregate number of shares of Common Stock that may be granted or offered for sale to all participants under the 1998 Equity Incentive Plan may not exceed a total of 30% of the maximum if the awards are Performance Shares and 15% if the awards are Restricted Shares.


Amendment and Termination

     The Board of Directors of the Corporation may at any time, modify, amend, suspend or terminate the 1998 Equity Incentive Plan, in whole or in part, provided, however, that any amendment which is required by law or by the rules of any stock exchange upon which shares of Common Stock are traded which require stockholder approval thereof shall not be effective unless and until such stockholder approval has been obtained. No termination, modification or amendment of the 1998 Equity Incentive Plan may, without the consent of the participant to whom an Award has been granted, adversely affect the rights of such participant under such Award.

     The 1998 Equity Incentive Plan terminates on February 4, 2004, and no further Awards may be granted thereunder after such date. Awards then outstanding may continue to be exercised, vest or be paid in accordance with their terms.


Change of Control

     The Committee has authority to provide for the accelerated vesting and/or payment of Awards (with or without regard to the achievement of Performance Goals) in the event of a Change of Control (as defined in the 1998 Equity Incentive Plan) or a determination by the Committee that a Change of Control may occur.


U.S. Federal Income Tax Consequences

     There are no federal income tax consequences, under present law, to the participant or to the Corporation upon the issuance of Non-

Qualified Stock Options, ISOs or SARs. All Options issued to date under the 1998 Equity Incentive Plan are Non-Qualified Stock Options. Upon exercise of any such Options, the excess of the fair market value of the shares on the date of exercise over the Option price will be taxable to the participant as ordinary income and deductible by the Corporation.

     With respect to ISOs, an optionee generally does not recognize taxable income until the shares acquired upon exercise of such Options are sold or disposed of (although there may be alternative minimum tax consequences to the optionee upon exercise of the ISOs). If certain holding period requirements are met, any gain realized by the optionee upon a sale of such shares will be treated as long-term capital gain and no deduction will be available to the Corporation. If the optionee disposes of the shares before the holding period requirements are satisfied, the optionee will generally realize ordinary income and the Corporation will be entitled to a corresponding deduction on a portion of the gain, if any, resulting from the disqualifying disposition.

     Upon the exercise of an SAR, the amount of any cash plus the fair market value of any Common Stock received at the time of exercise will be taxable to the participant as ordinary income and deductible by the Corporation.

     The 1998 Equity Incentive Plan has been structured so that compensation received by participants thereunder can qualify as performance-based compensation and thus not be subject to the $1,000,000 limit of Section 162(m) of the Code.


Awards Granted

     In November 1998, the Committee awarded Options and (in certain situations) Performance Shares under the 1998 Equity Incentive Plan to certain executive officers and key employees, subject to approval of the 1998 Equity Incentive Plan by the stockholders. These awards are designed to further align management's incentives with the interests of the Corporation's stockholders and to reward executives for increases in stockholder value. The Performance Shares awarded are dependent upon achievement of total shareholder return targets over the three-year period ending in November 2001. Performance Shares which are earned will be payable in shares of Common Stock in November 2001.

     The Options awarded under the 1998 Equity Incentive Plan have been granted with an exercise price of $9.1875 per share (the closing price of the Common Stock on the grant date) and, therefore, will only have value to the extent the Common Stock increases in value over the exercise price. The Options vest proportionately over a three year period from the date of grant.

     The 1998 Equity Incentive Plan is positioned so that targeted awards are at the lower median range of awards for similarly-situated United States industrial companies. Awards under the 1998 Equity Incentive Plan are designed to be annual awards to give executives incentives to have their business units achieve superior performance that will result in increased shareholder value, to permit flexibility so that awards may be granted to reflect individual performance on an annual basis, and to more closely reflect current market conditions in the establishment of Performance Goals.


     The following Table sets forth certain information concerning the Option and Performance Share Awards granted under the 1998 Equity Incentive Plan, subject to stockholder approval, to the named executive officers, all executive officers as a group (including the named executive officers) and to all other employees of the Corporation as a group. The amounts of any other awards which may be granted under the 1998 Equity Incentive Plan are not determinable at this time.


                                Number of Performance     Number of Options
       Name and Position            Shares Awarded             Awarded
------------------------------ -----------------------   ------------------
George W. Henderson, III
 Chairman of the Board
 and Chief Executive Officer            12,900                      0
Abraham B. Stenberg
 Vice Chairman                           7,000                      0
Gary P. Welchman
 Executive Vice President                5,800                      0
John D. Englar
 Senior Vice President,
 Corporate Development
 and Law                                 3,900                      0
Charles E. Peters, Jr.
 Senior Vice President
 and Chief Financial Officer             3,900                      0
All executive officers as a
 group (including the above
 executive officers)                    44,200                 13,400
All employees as a group
 (excluding the above
 executive officers)                    28,000                 16,500

     The Board of Directors recommends a vote FOR Proposal 2, approval of the 1998 Equity Incentive Plan, and your proxy will be so voted unless you specify otherwise.

3.   Selection of Independent Public Accountants

     The appointment of auditors is approved annually by the Board of Directors and subsequently submitted to the stockholders for ratification. In recommending the ratification by the stockholders of the appointment of Ernst & Young LLP, the Board of Directors is acting upon the recommendation of the Audit Committee, which is composed entirely of non-employee Directors and which has satisfied itself as to the firm's professional competence and standing. In making its recommendation, the Audit Committee has taken into consideration the audit scope and audit fees associated with such retention. A representative of Ernst & Young LLP will attend the 1999 Annual Meeting of Stockholders to answer appropriate questions and to make any statement that such representative may desire to make.

     The Board of Directors recommends a vote FOR Proposal 3, the approval of the selection of Ernst & Young LLP as independent public accountants to audit the books and accounts of the Corporation for the 1999 fiscal year, and your proxy will be so voted unless you specify otherwise.


4.   Other Business

     Management of the Corporation is not aware of any other business which may be presented for action at the 1999 Annual Meeting. However, the enclosed Proxy confers discretionary authority with respect to matters that are not known to the Board at the date hereof and which may properly come before the meeting. It is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on any such matter.


Vote Required for Approval

     Votes with respect to matters submitted to stockholders at the 1999 Annual Meeting will be tabulated and certified by a representative of The Corporation Trust Company, who will be appointed as an independent inspector of election. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereat shall constitute a quorum for the transaction of business at the Annual Meeting. Treasury shares shall not be counted for quorum purposes and shall not be voted for any purpose at the Annual Meeting. Although abstentions and broker non-votes (matters subject to vote on validly submitted proxies for which no vote is indicated) are counted for purposes of determining whether a quorum is present at the Annual Meeting, they are not treated as votes cast on any matter as to which no voting instruction is indicated. The vote required to elect each Director is a plurality of the votes cast at the Meeting. On all matters other than the election of Directors, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required. An abstention will in effect constitute a vote against any such matter while a broker non-vote will not be counted.


Proposals of Stockholders

     In order for proposals by stockholders to be considered for inclusion in the Proxy and the Proxy Statement for the 2000 Annual Meeting, such proposals must be received by the Secretary of the Corporation at P.O. Box 21207, Greensboro, North Carolina 27420 no later than August 20, 1999.

     The Corporation's Bylaws set forth certain procedures that stockholders must follow in order to nominate a director or present any other business at an Annual Meeting of Stockholders. In addition to any other applicable requirements, for business to be properly brought before the 2000 Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the 1999 Annual Meeting, provided that if the 2000 Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder must be so received not later than the close of business on the tenth day following the day on which notice of the date of the 2000 Annual Meeting is mailed or public disclosure of the date of the 2000 Annual Meeting is made, whichever first occurs. The Bylaw provisions relating to advance notice of business to be transacted at Annual Meetings may be obtained from the Secretary of the Corporation.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires Burlington's directors and executive officers, and any persons who own beneficially more than 10% of the outstanding Common Stock (there being, to the Corporation's knowledge, no such 10% stockholders as of the end of the 1998 fiscal year), to file with the SEC and the New York Stock Exchange reports disclosing their ownership of and transactions in the Common Stock. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no such reports were required during the fiscal year ended October 3, 1998, Burlington's directors and executive officers complied with all Section 16(a) filing requirements except that the timely filing on behalf of one executive officer, Mr. George C. Waldrep, Jr., of a report on Form 4 of a sale of Common Stock was inadvertently overlooked. This sale was reported as soon as the oversight was discovered.

Availability of Form 10-K

     The Corporation's Annual Report on Form 10-K with respect to the fiscal year ended October 3, 1998 is available without charge upon written request to Lynn L. Lane, Vice President, Treasurer and Investor Relations, Burlington Industries, Inc., P.O. Box 21207, Greensboro, North Carolina 27420. Such request must include a good faith representation that, as of December 7, 1998, the person making such request was a beneficial owner of shares of Common Stock.

     Stockholders are urged to specify choices on the enclosed Proxy and to date and return it in the enclosed envelope. Your prompt response will be appreciated.


                                      /s/ Alice Washington Grogan

                                      Alice Washington Grogan
                                      Corporate Secretary
                                      By Order of the Board of Directors,

December 18, 1998

                                                                       Exhibit A


                          BURLINGTON INDUSTRIES, INC.
                           1998 EQUITY INCENTIVE PLAN


     1. Purpose. The Burlington Industries, Inc. 1998 Equity Incentive Plan (the "Plan") is intended to enhance the ability of Burlington Industries, Inc., a Delaware corporation (the "Company"), to attract, retain and motivate key executives and employees of the Company, its affiliates, joint ventures or subsidiaries, by providing such persons with an opportunity to obtain a proprietary interest in the Company and by rewarding them for their contribution to the Company. The Company believes that providing key executives and employees with such opportunities and rewards serves the best interests of the Company's shareholders.

     2. Definitions. As used herein:

     "Agreement" means the agreement described in Section 8 hereof.

     "Award" means Options, Performance Shares, Stock Appreciation Rights and Restricted Shares.

     "Beneficiary" or "Beneficiaries" means the person or persons designated by a Participant pursuant to the provisions of the Agreement to receive payments or rights pursuant to such Agreement upon the Participant's death. If no Beneficiary is so designated by a Participant or if no Beneficiary is living at the time a payment is due pursuant to such Agreement, payments shall be made to the estate of such Participant. The Agreement shall provide a Participant with the right to change the designated Beneficiaries from time to time by written instrument executed by the Participant and filed with the Committee in accordance with such rules as may be specified by the Committee.

     "Board" means the Board of Directors of the Company.

     "Change of Control" has the meaning set forth in Section 14 hereof.

     "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as such law or regulations may be amended from time to time.

     "Committee" means the committee of the Board described in Section 5 hereof.

     "Common Stock" means the Common Stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities as may be applicable under Section 13 hereof.

     "Effective Date" means the date described in Section 3 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such act, rules or regulations may be amended from time to time.


     "Fair Market Value" means the closing price of a share of Common Stock on a specified date as reported in the New York Stock Exchange Composite Transactions for such date, or such other measurement of value as may be specified by the Committee from time to time.


     "Free-Standing Stock Appreciation Right" means a Stock Appreciation Right not granted in tandem with an Option.


     "Grant Date" means, with respect to any Award, the date designated by the Committee as the date on which such Award was granted.


     "Incentive Stock Option" means an Option which is qualified as an incentive stock option under Section 422(b) of the Code.


     "Initial Value" means the initial value, if any, of a Free-Standing Stock Appreciation Right, as determined at the time of grant by the Committee in its discretion and as set forth in the applicable Agreement; provided, however, that the Initial Value of a Stock Appreciation Right shall be no less than 100% of the Fair Market Value of a share of Common Stock as of the Grant Date.


     "Non-qualified Stock Option" means an Option which does not qualify as an Incentive Stock Option.


     "Option" means an option to purchase shares of Common Stock, subject to the terms and conditions provided for in Section 9 hereof.


     "Option Price" means the exercise price of an Option, as determined at the time of grant by the Committee in its discretion and as set forth in the applicable Agreement; provided, however, that the Option Price shall be no less than 100% of the Fair Market Value of a share of Common Stock as of the Grant Date; and provided, further, that the Option Price of any Incentive Stock Option shall be subject to the terms set forth in Section 9(a)(iv) hereof.


     "Participant" means a key employee of the Company, or one of its subsidiaries, joint ventures or affiliates, who is designated by the Committee to receive an Award under the Plan.


     "Performance Goals" have the meaning set forth in Section 7 hereof. Performance Goals shall be objective and pre-established by the Committee within the meaning of Section 162(m) of the Code.


"Performance Period" means a fixed period of time, pre-established by the Committee, during which a Participant performs service for the Company and during which Performance Goals may be achieved.

     "Performance Share" means a right whose value is determined with reference to attaining Performance Goals for a Performance Period or such other measure as may be approved by the Committee, from time to time, and which is paid in shares of Common Stock, cash or a combination thereof, as determined by the Committee in its discretion, subject to the terms and conditions provided for in Section 11 hereof.

     "Plan" means the Burlington Industries, Inc. 1998 Equity Incentive Plan, as the same may be amended, from time to time, in accordance with Section 15 hereof.


     "Restricted Share" means a share of Common Stock which is restricted subject to the terms and conditions provided for in Section 12 hereof.


     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.


     "Stock Appreciation Right" or "SAR" means a right to receive the appreciation, if any, in the Fair Market Value of one share of Common Stock, subject to the terms and conditions provided for in Section 10 hereof.


     "Tandem Stock Appreciation Right" means a Stock Appreciation Right granted in tandem with an Option.


     3. Effective Date. The Plan shall become effective on the date ("Effective Date") of its adoption by the Board, subject to approval of the Plan by the stockholders of the Company. Prior to such stockholder approval, the Committee may grant Awards conditioned on stockholder approval. If such stockholder approval is not obtained by the first annual meeting of stockholders to occur after the adoption of the Plan by the Board, the Plan and any Awards made thereunder shall terminate ab initio and be of no further force and effect.


     4. Maximum Number of Shares Available for Grant; Maximum Number of Options, SARS and Restricted Shares to be Awarded; Maximum Value of Performance Shares to be Awarded.


       (a) Subject to adjustment pursuant to Section 13 hereof, the maximum aggregate number of shares of Common Stock that may be used to settle Awards made under the Plan shall not exceed 2,700,000 shares of Common Stock. Notwithstanding the foregoing, any Awards that have been forfeited or canceled or have expired without the relevant Participant having received value therefor, such as the forfeiture of a Participant's unvested Options upon termination of his/her service (an "Expired Award"), shall not be counted for purposes of determining the number of shares of Common Stock issued or issuable in con-nection with Awards granted under the Plan. For purposes of the immediately preceding sentence, neither (i) any Award tendered to the Company or withheld by the Company to satisfy tax withholding requirements, nor (ii) any Restricted Share that is forfeited, canceled or expired and with respect to which a Participant received any dividends or "benefits of ownership" (within the meaning of the rules under Section 16(b) of the Exchange Act), shall be deemed an Expired Award.

       (b) Shares of Common Stock issued under the Plan may be authorized and unissued shares or issued and re-acquired shares, as the Committee may from time to time determine.

       (c) In a given fiscal year of the Company, a Participant may be granted a maximum of 150,000 Options (to purchase 150,000 shares of Common Stock), 150,000 Stock Appreciation Rights and $500,000 of Restricted Shares, and a Participant may earn a maximum of 50,000 Performance Shares.

       (d) The percentage of the maximum aggregate number of shares of Common Stock that may be granted or offered for sale to all Participants under the Plan in accordance with Section 4(a) hereof shall not exceed 30.0%if the Awards are Performance Shares and 15.0% if the Awards are Restricted Shares.

    5. Administration.

       (a) The Plan shall be administered by the Committee, which shall be appointed by the Board and which shall consist of two or more members of the Board. Each member of the Committee at all times during service as a member of the Committee shall qualify with respect to the Plan as a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and as an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall have full power and authority to interpret and construe the provisions of the Plan and of any Agreements under the Plan and make determinations pursuant to any Plan provision or Agreement. Each interpretation, determination or other action made or taken pursuant to the Plan by the Committee shall be final, conclusive and binding on all persons.

       (b) No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such member's own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

     6. Grant or Offer of Awards. The Committee shall, from time to time, select and make grants of Awards or offers for the sale of Awards to Participants.


     7. Establishment of Performance Goals. Awards of Performance Shares hereunder shall be based, and Awards of Restricted Shares hereunder may be based (in the Committee's discretion), upon Performance Goals pre-established by the Committee with respect to a Performance Period. The Performance Goals shall be based on one or more of the following criteria to be attained by the Company (or a subsidiary or division thereof): (i) total shareholder return,
(ii) Fair Market Value of a share of Common Stock, (iii) earnings before interest and taxes, (iv) return on investment, (v) earnings per share, (vi) return on equity, and (vii) earnings before interest, taxes, depreciation and amortization. The Committee shall certify in writing that a Performance Goal has been attained prior to payment of any Award based on such Performance Goal. Performance Goals may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.


     8. Agreement; Transferability of Awards.


       (a) Agreement. The terms and conditions of each grant of Awards shall be embodied in a written agreement (the "Agreement") in a form approved by the Committee and delivered to the Participant as soon as practicable following the Grant Date. The Agreement shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference. Each Agreement shall: (a) state the Grant Date of the Award, the number of shares issuable in connection with the Award or the number of Performance Shares, Free-Standing Stock Appreciation Rights or Restricted Shares related to the Award, as the case may be, as well as the exercisability, payment and other restrictions applicable to the Award, as determined by the Committee, and (i) in the case of Options (and any related Tandem Stock Appreciation Rights), the Option Price,
(ii) in the case of Restricted Shares, the purchase price, if any, for such Restricted Shares, or (iii) in the case of Free-Standing Stock Appreciation Rights, the Initial Value thereof and the maximum number of shares of Common Stock that may be issued in connection therewith; (b) specify any applicable vesting schedule; (c) in the case of Options, state whether the Option is intended to qualify as an Incentive Stock Option; (d) provide that Restricted Shares shall only be transferable after they vest and that, subject to Section 8(b) hereof, all other Awards shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, by a qualified legal representative in the event of disability or incompetence, or pursuant to a qualified domestic relations order as such term is defined in the Code or Title I of the Employee

Retirement Income Security Act of 1974, as amended, or the rules thereunder, and during the Participant's lifetime shall only be exercisable by or paid to the Participant; (e) provide for the treatment of Awards in the event of the termination of the Participant's employment; (f) provide such other additional or alternative terms as may, in the Committee's discretion, be advisable to comply with the exemptive relief provided by Rule 16b-3 under the Exchange Act;
(g) provide such other terms and conditions, not inconsistent with the Plan, as the Committee may deem advisable; and (h) be signed by the recipient of the Award and a person designated by the Committee.

       (b) Transferability. Notwithstanding Section 8(a) hereof, the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Award to a Participant's family members or to one or more trusts, partnerships or corporations established in whole or in part for the benefit of one or more of such family members; provided, further, that the restrictions in this sentence shall not apply to shares of Common Stock received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Agreement have lapsed. During the lifetime of the Participant, an Option, Stock Appreciation Right or similar-type of Award shall be exercisable only by the Participant or by the family member or trust to whom such Option, Stock Appreciation Right or other Award has been transferred in accordance with the previous sentence.

    9. Terms of Options.

       (a) Terms of Options Generally. Options may be granted to any Participant to purchase such number of shares of Common Stock and having such terms as the Committee shall determine in exchange for payment of the Option Price in cash, or, in the discretion of the Committee and to the extent provided in the applicable Agreement, in shares of Common Stock already owned by the Participant, through withholding of Common Stock subject to the Option with a value equal to the exercise price, in other property acceptable to the Committee or in any combination of cash, shares of Common Stock or such other property, or such other manner of settlement of the Option Price as the Committee shall determine. Options granted under the Plan shall comply with the terms and conditions set forth in this Section 9.

      (i) Vesting. Each Option shall vest and become exercisable as determined by the Committee and as set forth in the applicable Agreement.

      (ii) Duration of Options. Each Option shall be effective for such term as shall be determined by the Committee and set forth in the Agreement; provided, however, that no Option shall be exercisable beyond the tenth anniversary of the Grant Date of such Option.

      (iii) Exercise Price. The price at which shares of Common Stock may be purchased under an Option shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

      (iv) Incentive Stock Options Granted to Certain Shareholders. No Incentive Stock Option may be issued pursuant to the terms of the Plan to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, unless (A) the Option Price determined as of the Grant Date is at least 110% of the Fair Market Value on the Grant Date of the shares of Common Stock subject to such Option, and (B) the Incentive Stock Option is not exercisable more than five years from the Grant Date thereof.


       (b) Effect of Exercise on Related Tandem Stock Appreciation Rights. The exercise of an Option shall result in the cancellation of any related Tandem Stock Appreciation Rights on a share-for-share basis.


       (c) Limitation on Exercise. The Option shall not be exercisable unless the offer and sale of the Common Stock subject to the Option has been registered under the Securities Act, or the Company has determined that an exemption from registration under the Securities Act is available and applicable to the offer and sale of the Common Stock subject to the Option.


       (d) Delivery of Certificate. As soon as practicable following the exercise of an Option, a certificate in the Participant's name evidencing the appropriate number of shares of Common Stock issued in connection with such exercise shall be delivered to the Participant.


     10. Terms of Stock Appreciation Rights.


       (a) Terms of Stock Appreciation Rights Generally. Each Stock Appreciation Right granted under the Plan shall comply with the terms and conditions set forth in this Section 10.


      (i) Grants of Stock Appreciation Rights. Each Tandem Stock Appreciation Right shall relate to a specific Option granted under the Plan and in the case of Incentive Stock Options may be granted only concurrently with the Option to which it relates. In the case of Non-qualified Stock Options, Tandem Stock Appreciation Rights may be granted at any time prior to the exercise, termination or expiration of such Option. Free-Standing Stock Appreciation Rights may be granted by the Committee at any time to any Participant.


      (ii) Vesting, Exercise and Duration of Stock Appreciation Rights. A Tandem Stock Appreciation Right shall be exercisable by a Participant only at such times as the Option to which it relates may be exercised, shall be forfeited when the related Option is forfeited and may expire no later than the expiration of the related Option. Each Free-Standing Stock Appreciation Right shall vest and become exercisable as determined by the Committee and as set forth in the applicable Agreement.

      (iii) Value of Stock Appreciation Rights. A vested Stock Appreciation Right shall entitle a Participant to receive from the Company, upon exercise of the right, an amount (payable in the manner described in Section 10(c) hereof) equal to the Fair Market Value on the exercise date of the Stock Appreciation Right of the total number of shares of Common Stock for which the Stock Appreciation Right is exercised, less (A) in the case of Tandem Stock Appreciation Rights, the Option Price that the Participant would have otherwise been required to pay to purchase such shares had the Option been exercised with respect to such shares, or (B) in the case of a Free-Standing Stock Appreciation Right, the Initial Value.

      (iv) Number of Shares Covered by a Tandem Stock Appreciation Right. In no case may the number of shares of Common Stock covered by a Tandem Stock Appreciation Right exceed the number of shares of Common Stock covered by the related Option.

       (b) Effect of Exercise of Tandem Stock Appreciation Right on Related Option. The exercise of a Tandem Stock Appreciation Right shall automatically result in the cancellation of the related Option on a share-for-share basis, and the shares of Common Stock which were related to such Option shall not again be available for future grants or sales of Awards.

       (c) Payment. Payment to a Participant upon the exercise of a Stock Appreciation Right shall be made as soon as practicable following such exercise and, in the discretion of the Committee, may be made in cash, in shares of Common Stock or a combination of cash and shares of Common Stock; provided, however, that payment shall not be made in Common Stock unless the Common Stock has been registered under the Securities Act, or the Company has determined that an exemption under such Act is available and applicable to such exercise and payment in Common Stock.

       (d) Delivery of Certificate. As soon as practicable following the exercise of a Stock Appreciation Right that is paid in whole or part in Common Stock, a certificate evidencing the appropriate number of shares of Common Stock issued in connection with such exercise shall be delivered to the Participant.

    11. Terms of Performance Shares.

       (a) Terms of Performance Shares Generally. Performance Shares may be granted to any Participant. The Performance Shares granted hereunder shall comply with the terms and conditions set forth in this Section 11.

      (i) Measurement of Value of Performance Shares. A vested Performance Share shall entitle the Participant to receive from the Company, on such date as the Committee may determine in its discretion and as set forth in the applicable Agreement, the value of the number of shares of Common Stock determined with reference to attaining Performance Goals for a Performance Period as set forth in the applicable Agreement.

      (ii) Vesting. Each Performance Share shall vest as determined by the Committee and as set forth in the applicable Agreement, but in no event less than one year from the Grant Date.

       (b) Payment. Payment to a Participant with respect to a Performance Share shall be made in the discretion of the Committee, in shares of Common Stock, cash, or a combination of cash and shares of Common Stock; provided, however, that payment shall not be made in Common Stock unless the Common Stock has been registered under the Securities Act in connection therewith, or the Company has determined that an exemption under such Act is available and applicable to such exercise and payment in Common Stock.

       (c) Delivery of Certificate. Upon payment of a Performance Share that is paid in whole or part in Common Stock, a certificate evidencing the appropriate number of shares of Common Stock issued in connection with such exercise shall be delivered to the Participant.

     12. Terms of Restricted Shares.

       (a) Terms of Restricted Shares Generally. Restricted Shares may be granted or offered for sale to any Participant, may be granted solely in consideration for services rendered or to be rendered to the Company, or its subsidiaries or affiliates, and may also be granted in substitution and exchange for restricted property (within the meaning of Section 83 of the Code) held by a Participant. If Restricted Shares are offered for sale hereunder, the purchase price shall be payable in cash, or, in the discretion of the Committee and to the extent provided in the applicable Agreement, in shares of Common Stock already owned by the Participant, in other property or in any combination of cash, shares of Common Stock or such other property. The Restricted Shares granted or offered for sale under the Plan shall comply with the terms and conditions set forth in this Section 12.

       (b) Purchase Price; Offering Period. Restricted Shares offered for sale shall be sold at a purchase price determined at the time of offering by the Committee in its discretion and as set forth in the applicable Agreement.

       (c) Delivery of Certificate. At the time of grant or sale of Restricted Shares to a Participant, a certificate evidencing the appropriate number of shares of Common Stock granted or sold to the Par-ticipant as Restricted Shares shall be issued in the Participant's name but shall be subject to a substantial risk of forfeiture within the meaning of
Section 83 of the Code and shall be held by the Company for the account of the Participant until such time as such Restricted Shares vest hereunder. Upon such vesting, the certificate evidencing such shares shall be delivered to the Participant.

       (d) Vesting. Each Restricted Share shall vest as determined by the Committee and as set forth in the applicable Agreement, but in no event less than three years from the Grant Date. Notwithstanding the foregoing, the vesting of each Restricted Share which is subject to the attainment of Performance Goals for the relevant Performance Period established by the Committee shall not vest in less than one year.

    13. Certain Adjustments.

       (a) Effect of Reorganization. Subject to the provisions of Section 14 hereof, in the event that (i) the Company is merged or consolidated with another corporation, (ii) all or substantially all the assets of the Company are acquired by another corporation, person or entity, (iii) the Company is reorganized, dissolved or liquidated, or (iv) the division or subsidiary for which a Participant performs services is sold, merged, consolidated, reorganized or liquidated (each such event in (i), (ii), (iii) or (iv) being hereinafter referred to as a "Reorganization Event"), or (v) the Board shall propose that the Company enter into a Reorganization Event, then the Committee shall (A) make appropriate adjustment in the number and kind of Common Stock reserved for Awards that may be granted or offered pursuant to the Plan, and
(B) with respect to then outstanding Awards, make appropriate adjustments to provide each Participant with a benefit equivalent to that which he/she would have been entitled to had such Reorganization Event not occurred.

       (b) Dilution and Other Adjustments. In the event of a stock dividend, stock split, recapitalization, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value or other similar event affecting the Common Stock, the Committee shall adjust the number and kind of Common Stock reserved for Awards that may be granted or offered pursuant to the Plan, and shall make any or all of the following adjustments that in its discretion it deems necessary or advisable to provide each Participant with a benefit equivalent to that to which he/she would have been entitled had such event not occurred: (i) adjust the number of Awards granted or offered to each Participant and the number of Awards that may be granted or offered generally pursuant to the Plan, (ii) adjust the Option Price of any Options and the Initial Value of any Stock Appreciation Rights, and
(iii) make any other adjustments, or take such action, as the Committee, in its discretion, deems appropriate. Such adjustments shall be conclusive and binding for all purposes. Unless otherwise determined by the Committee, such adjustments shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject. No fractional shares of Common Stock shall be reserved or authorized by any such adjustment. In the event of a change in the Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

    14. Change of Control.

       (a) Notwithstanding any other provision of the Plan or any Agreement, the Committee shall have the authority in its discretion to provide for the accelerated vesting and/or payment of Awards (with or without regard to the achievement of Performance Goals) in the event of a Change of Control or in the event of a determination by the Committee that a Change of Control may occur.

       (b) For purposes of this Section 14, "Change of Control" means that any of the following events shall have occurred:

      (i) The Company is merged or consolidated or reorganized into or with another corporation, person or entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such corporation, person or entity immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

      (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation, person or entity, and less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

      (iii) There is a report filed on Schedule 13D or Schedule 14D-1 of the Exchange Act by a person other than a person that satisfies the requirements of Rule 13d-1(b)(1) under the Exchange Act for filing such report on Schedule 13G, which report as filed discloses that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 under the Exchange Act) of securities representing 12.5% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors of the Company ("Voting Stock");

      (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

      (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period.

      Notwithstanding the foregoing provisions of Clause (iii) or (iv) hereof, a "Change of Control" shall not be deemed to have occurred for purposes of the Plan solely because (x) the Company, (y) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (z) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company (or any trustee of any such plan on its behalf), either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, or Form 8-K or Schedule 14A under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 12.5% or otherwise, or because the Company reports that a Change of Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

     15. Amendment of the Plan. The Board may at any time and from time to time modify, amend, suspend or terminate the Plan in whole or in part; provided, however, that any amendment which is required by law (including the Code) or by the rules of any stock exchange upon which shares of Common Stock are traded which require shareholder approval thereof shall not be effective unless and until such shareholder approval has been obtained in compliance with such rule or law. No termination, modification or amendment of the Plan may, without the consent of the Participant to whom an Award has been granted, adversely affect the rights of such Participant under such Award.

     16. Termination. Unless previously terminated pursuant to Section 15 hereof, the Plan shall terminate on the fifth anniversary of the date of stockholder approval of the Plan, and no further Awards may be granted hereunder after such date. Awards then outstanding may continue to be exercised, vest or be paid in accordance with their terms.

     17. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the sale or exercise of Awards under the Plan shall be added to the Company's general funds and used for general corporate purposes.

    18. Miscellaneous.

       (a) No Rights to Grants or Continued Service. Except as expressly provided for in the Plan, no Participant shall have any claim or right to be granted an Award under the Plan, nor shall any Participant have a right to receive payment of an Award in any form other than as the Committee shall approve. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company.

       (b) No Restriction on Right of Company to Effect Corporate
Changes. Nothing in the Plan shall affect the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock, options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

       (c) Governing Law. The Plan, and all agreements entered into under the Plan shall be construed in accordance with and governed by the internal laws of the State of Delaware.

       (d) Withholding. As a condition to the making of any Award, the vesting or payment of any Award or the lapse of the restrictions pertaining thereto, the Company may, in the discretion of the Committee, require the Participant to pay such sum to the Company as may be necessary to discharge the Company's obligations with respect to any taxes, assessments or other governmental charges imposed on property or income received by a Participant pursuant to the Plan. In the discretion of the Committee, such payment may be in the form of cash or other property. In the discretion of the Committee, the Company may make available for delivery a lesser number of shares, in satisfaction of such taxes, assessments or other governmental charges. At the discretion of the Committee, the Company may deduct or withhold from any payment or distribution to a Participant whether or not pursuant to the Plan. In the discretion of the Committee, the Company may offer loans to Participants to satisfy withholding requirements on such terms as the Committee may determine, which loans may be non-interest bearing.

       (e) Shareholder Rights. A Participant shall not have any dividend, voting or other stockholder rights by reason of any Award prior to the Participant becoming the record holder on the books of the Company of shares of Common Stock pursuant to such Award, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof; provided, however, that a Participant shall have all rights of a shareholder as to any Restricted Shares sold or granted to him/her (except for any applicable risk of forfeiture and restrictions on transferability), including the right to receive dividends and the right to vote for directors and upon other matters in accordance with the Company's Certificate of Incorporation; and provided, further, that the Participant shall not have the right to transfer, sell, hypothecate, pledge or otherwise alienate any unvested Restricted Shares.

       (f) Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

November 5, 1998

                       [LOGO] BURLINGTON INDUSTRIES, INC.
                    Proxy for Annual Meeting of Stockholders
                                February 4, 1999

       The undersigned hereby (a) appoints Alice Washington Grogan and Robert A. Wicker, and each of them, proxies with full power of substitution, to vote the stock the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders of Burlington Industries Inc. to be held at the offices of the Corporation, 3330 West Friendly Avenue, Greensboro, North Carolina, on February 4, 1999, and at any adjournment therof, with all the powers the undersigned would possess if personally present as specified on the reverse side of this card on proposals 1, 2 and 3, and in their discretion upon any other matters that may properly come before the meeting and any adjournment thereof and (b) directs the Trustee of the Employee Stock Ownership Plan (ESOP) to vote all of the shares allocated to the undersigned's ESOP account at such 1999 Annual Meeting of Stockholders, and at any adjournment thereof, as specified on the reverse side of this card on proposals 1, 2 and 3, and in the Trustee's discretion upon any other matters that may properly come before the meeting and any adjournment thereof. If the Trustee does not receive the undersigned's voting instructions by 5:00 p.m. EST on February 3, 1999, the Trustee will not vote the shares allocated to the undersigned's ESOP account.

       This Proxy is solicited on behalf of the Board of Directors. This Proxy will be voted as provided on the reverse side. If not otherwise specified, this Proxy will be voted FOR each Director nominee and FOR items 2 and 3.

                                        PLEASE VOTE, SIGN AND DATE THIS PROXY ON
                                        THE REVERSE SIDE AND RETURN IT IN THE
                                        ENCLOSED ENVELOPE.

                                        Thank you for your prompt response.

--------------------------------------------------------------------------------

        The Board of Directors Recommends a vote FOR Proposals 1, 2 and 3

1. Election of Directors
   Nominees: George W. Henderson, III, David I. Margolis and W. Barger Tygart
   [ ] For all nominees   [ ] WITHHOLD AUTHORITY   [ ] FOR, except withhold vote
                              to vote for all          from the following
                              nominees                 nominee(s)_______________

2. Approval of the Burlington Industries, Inc. 1998 Equity Incentive Plan.
   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. Approval of the selection of Ernst & Young LLP as independent public accountants.
   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

                                     I plan to attend the Annual Meeting of
                                        Stockholders on February 4, 1999.
                                             [ ] YES          [ ] NO

                                   -------------------------------------------
                                                  (Signature)

                                   -------------------------------------------
                                                  (Signature)

                                   Date:______________________________, 199__

                                   IMPORTANT: Please sign exactly as name
                                   appears hereon and date your proxy in the blank space provided above. For joint accounts, each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If signing for a corporation, indicate the capacity in which you are signing.

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